UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

GEE Group Inc. (the “Company”) (NYSE American: JOB) was notified that effective June 1, 2022, Dixon Hughes Goodman LLP (“DHG”), the Company's independent registered public accounting firm, merged with BKD, LLP (“BKD”), and the combined firm now operates under the name FORVIS, LLP (“FORVIS”). As a result of this transaction, on June 1, 2022, FORVIS, as the successor to DHG, now serves as the independent registered public accounting firm for the Company. Concurrently, the Company’s audit committee approved the engagement of FORVIS as the independent registered public accounting firm for the Company.

DHG had not yet issued an audit report on the consolidated financial statements of the Company for the fiscal year ending September 30, 2022.  There had been no disagreements with DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, from the time of DHG’s engagement up to June 1, 2022, that if not resolved to DHG’s satisfaction, would have caused DHG to make reference in connection with its opinion to the subject matter of the disagreement.

During the fiscal years ended September 30, 2021 and 2020, and the subsequent interim periods through March 31, 2022, there were no “reportable events,” as defined in Item 304(a) (1) (v) of Regulation S-K.

The Company provided FORVIS, as successor to DHG, with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that FORVIS furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of FORVIS’ letter dated June 3, 2022, is filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of FORVIS, LLP, dated June 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: June 3, 2022	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

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